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                                                                    EXHIBIT 4.38

                          MUTUAL SETTLEMENT AND RELEASE

WHEREAS:

A. RICHARD PALMER of 9 Canberra Avenue, Greenwich NSW 2065, Australia, and PINE VALLEY COAL PTY LIMITED of Ernst & Young Building, 321 Kent Street, Sydney, NSW, 2000, Australia are the parties to an Executive Employment Agreement made effective as of the 10th day of March, 2003, pursuant to which Richard Palmer served as the Managing Director of Pine Valley Coal Pty Limited and in various capacities with Pine Valley Mining Corporation and its other subsidiaries (see below);

B. Pine Valley Coal Pty Limited is a wholly-owned subsidiary of PINE VALLEY MINING CORPORATION (formerly Globaltex Industries Inc.), a British Columbia company, having its registered office at 3000 - 1055 West Georgia Street, British Columbia, Canada V6E 3R3;

C. in addition to the positions he held with Pine Valley Coal Pty Limited, Richard Palmer also served as a director and officer of Pine Valley Mining Corporation, and two of its other wholly-owned subsidiaries, FALLS MOUNTAIN COAL INC., a British Columbia company, and PINE VALLEY COAL LTD., an Alberta corporation;

D. Richard Palmer resigned from all positions and offices he held with Pine Valley Coal Pty Limited, Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd. effective on December 11, 2003;

E. Pine Valley Coal Pty Limited, Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd., and Richard Palmer have agreed to a settlement on the terms set out in this Mutual Settlement and Release.

NOW THEREFORE, FOR AND IN CONSIDERATION of the release given by the Pine Valley Group (as defined below) provided for herein and the delivery by Pine Valley Coal Pty Limited and Pine Valley Mining Corporation to Richard Palmer of 400,972 fully-paid and non-assessable Common shares of Pine Valley Mining Corporation, registered in the name of Richard Palmer and issued by Pine Valley Mining Corporation at a deemed issue price of $0.25 (Canadian) per share (the "SHARES"), the receipt and sufficiency of which is hereby acknowledged by Richard Palmer, Richard Palmer (including his heirs, executors, administrators, successors and assigns (collectively, "PALMER") DOES HEREBY REMISE, RELEASE, AND FOREVER DISCHARGE Pine Valley Coal Pty Limited, Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd. (including each of their respective past, present, and future directors, officers, shareholders, affiliated and related companies, predecessor companies, insurers, employees, agents, successors and assigns) (collectively, the "PINE VALLEY GROUP" and each a "MEMBER OF THE PINE VALLEY Group") of and from any and all actions, causes of action, claims, suits, debts, contracts, complaints, demands, damages, interest, costs, expenses and compensation of whatsoever kind, whether in law or in equity, whether at common law, under any legislation or otherwise, whether known or unknown, and which Palmer now has in consequence of or in any way arising out of or in any way connected with Palmer's role as an employee, director and/or officer of any Member of the Pine Valley Group;

AND FOR AND IN CONSIDERATION of the release given by Palmer provided for herein the Pine Valley Group and each Member of the Pine Valley Group DOES HEREBY REMISE, RELEASE, AND FOREVER DISCHARGE Palmer of and from any and all actions, causes of action, claims, suits, debts, contracts, complaints, demands, damages, interest, costs, expenses and compensation of

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whatsoever kind, whether in law or in equity, whether at common law, under any legislation or otherwise, whether known or unknown, and which the Pine Valley Group or any Member of the Pine Valley Group now has in consequence of or in any way arising out of or in any way connected with Palmer's role as an employee, director and/or officer of any Member of the Pine Valley Group;

AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, Palmer will not make any further claim or take any proceedings whatsoever against any Member of the Pine Valley Group or any other person, company or other legal entity which might result in a claim for contribution, indemnity or otherwise in respect of the subject matter of this Mutual Settlement and Release;

AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, if Palmer commences any proceedings against any other person, company or other legal entity and that other person, company or other legal entity claims against the Pine Valley Group or any Member of the Pine Valley Group in respect of Palmer's claim, then Palmer will indemnify and save harmless the Pine Valley Group and each Member of the Pine Valley Group in respect of any such claim or liability in respect thereof;

AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, no Member of the Pine Valley Group will make any further claim or take any proceedings whatsoever against Palmer or any other person, company or other legal entity which might result in a claim for contribution, indemnity or otherwise in respect of the subject matter of this Mutual Settlement and Release;

AND IT IS FURTHER UNDERSTOOD AND AGREED that for the consideration expressed herein, if any Member of the Pine Valley Group commences any proceedings against any other person, company or other legal entity and that other person, company or other legal entity claims against Palmer in respect of the such claim by a Member of the Pine Valley Group, then the Pine Valley Group will indemnify and save harmless Palmer in respect of any such claim or liability in respect thereof;

AND IT IS FURTHER UNDERSTOOD AND AGREED that the settlement expressed herein shall not constitute or be construed as an admission of liability by any Member of the Pine Valley Group or Palmer;

AND IT IS FURTHER UNDERSTOOD AND AGREED that the Shares are subject to trading restrictions imposed under securities laws and stock exchange policies applicable to Pine Valley Mining Corporation as a reporting issuer in British Columbia having its Common shares listed for trading on the TSX Venture Exchange, and that the certificates representing the Shares will bear legends describing such restrictions;

AND FURTHER FOR THE CONSIDERATION AFORESAID, the Pine Valley Group and Palmer hereby acknowledge and agree that the facts relating to the events with respect to which this Mutual Settlement and Release is given may prove to be different from the facts as they are now understood or believed to be by the Pine Valley Group and Palmer. The Pine Valley Group and Palmer hereby accept and assume the risk of the facts being different and agree that this Mutual Settlement and Release shall be in all respects enforceable and not subject to termination, rescission or variation by reason of any discovery or revelation of any difference in facts;

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AND FURTHER FOR THE CONSIDERATION AFORESAID, each Member of the Pine Valley
Group and Palmer hereby represents, warrants and acknowledges to the other parties hereto that this Mutual Settlement and Release has been executed voluntarily after having received independent legal advice;

AND IT IS FURTHER UNDERSTOOD AND AGREED that, notwithstanding any of the foregoing, nothing in this Mutual Settlement and Release will have the effect of limiting, or be interpreted as being a waiver by Palmer of, all or any part of
Palmer's: (i) right to compensation from the Pine Valley Group that is otherwise payable to Palmer pursuant to his consulting agreement with Pine Valley Mining Corporation dated October 5, 2003 (as amended by an amending agreement dated November 30, 2003); (ii) rights in his capacity as a shareholder of Pine Valley Mining Corporation that he has in common with the other shareholders of Pine Valley Mining Corporation, in each case, in proportion to their respective shareholdings of Pine Valley Mining Corporation; or (iii) rights he may otherwise have to seek compensation from a Member of the Pine Valley Group for claims made against him by a third party arising out of his good faith actions or omissions in his capacity as an employee, director or officer of a Member of the Pine Valley Group;

AND IT IS UNDERSTOOD AND AGREED that this Mutual Settlement and Release contains the entire agreement between the Pine Valley Group and Palmer with respect to the subject matter hereof, and the terms of this Mutual Settlement and Release are contractual and not a recital;

AND IT IS UNDERSTOOD AND AGREED that this Mutual Settlement and Release may be executed in several counterparts (including by fax), each of which when so executed will be deemed to be an original and will have the same force and effect as an original and such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF, Richard Palmer, and an authorized signatory of each of Pine Valley Coal Pty Limited, Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd. have hereunto set their hands to make this Mutual Settlement and Release effective between them as of the 24th day of August, 2004.

Signed and Delivered, by RICHARD        )
PALMER in the presence of:              )
                                        )
                                        )
----------------------------------      )
Name                                    )
                                        )   /s/ Richard Palmer            (SEAL)
----------------------------------      )   ------------------------------
Address                                 )   RICHARD PALMER
                                        )
----------------------------------      )
                                        )
                                        )
----------------------------------      )
Occupation                              )

[Execution of this Mutual Settlement and Release by each of Pine Valley Coal Pty Limited, Pine Valley Mining Corporation, Falls Mountain Coal Inc. and Pine Valley Coal Ltd. appears on pages 4 and 5 below.]

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Signed and Delivered, by an authorized      )
signatory of PINE VALLEY COAL PTY LIMITED   )
in the presence of:                         )   PINE VALLEY COAL PTY LIMITED
                                            )
/s/ Lei Wang                                )
-----------------------------------------   )   Per: /s/ Mark Fields
Name                                        )        ---------------------------
                                            )        Authorized Signatory
-----------------------------------------   )
Address                                     )
                                            )
-----------------------------------------   )
                                            )
                                            )
-----------------------------------------   )
Occupation

Signed and Delivered, by an authorized      )
signatory of PINE VALLEY MINING             )
CORPORATION in the presence of:             )   PINE VALLEY MINING CORPORATION
                                            )
/s/ Lei Wang                                )
-----------------------------------------   )
Name                                        )
                                            )
-----------------------------------------   )   Per: /s/ Mark Fields
Address                                     )        ---------------------------
                                            )        Authorized Signatory
-----------------------------------------   )
                                            )
-----------------------------------------   )
Occupation                                  )

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Signed and Delivered, by an authorized      )
signatory of PINE VALLEY COAL LTD. in the   )
presence of:                                )   PINE VALLEY COAL LTD.
                                            )
/s/ Lei Wang                                )
-----------------------------------------   )   Per: /s/ Mark Fields
Name                                        )        ---------------------------
                                            )        Authorized Signatory
-----------------------------------------   )
Address                                     )
                                            )
-----------------------------------------   )
                                            )
-----------------------------------------   )
Occupation

Signed and Delivered, by an authorized      )
signatory of FALLS MOUNTAIN COAL INC. in    )
the presence of:                            )   FALLS MOUNTAIN COAL INC.
                                            )
/s/ Lei Wang                                )
-----------------------------------------   )   Per: /s/ Mark Fields
Name                                        )        ---------------------------
                                            )        Authorized Signatory
-----------------------------------------   )
Address                                     )
                                            )
-----------------------------------------   )
                                            )
-----------------------------------------   )
Occupation                                  )